Exhibit 4.118

Agreement on Enforcement of Arbitration Award

Party A: Fortune (Beijing) Huiying Investment Consultation Co., Ltd. (“CIC”)

Residence: Room 1136, 10, Xuanwumenwai Street, Xicheng District, Beijing

Legal representative: Yang Lin

Party B: Langfang Shengshi Real Estate Development Co., Ltd.

Residence: North of Eastern Section, Langba Road, Hancun Town, Yongqing County, Langfang

Legal representative: Zhan Jiantao

Party C: Beijing Bluestone Investment Management Co., Ltd.

Residence: Room 605, Qingyun Dangdai Building, 9, Mantingfangyuan Community, Qingyun Lane, Haidian District, Beijing

Legal representative: Wang Ling

Party D: Wang Ling

Residence: 301, Unit 4, Building 19, Wan Liu Wan Quan Xin Xin Community, Haidian District, Beijing

ID card number:

Whereas award Z. G. M. J. C. Zi No. 1130 (the “Award”) was made on October 23, 2015 with respect to dispute arising out of loan and equity transfer among the said four parties, which has been submitted to China International Economical and Trade Arbitration Commission. NOW THEREFORE the said four parties (collectively referred to as “the Parties”) have reached the following agreement with respect to enforcement of the award through equal negotiations for mutual observance and performance:

Article 1

The Parties have no objection to the result of the arbitration, and they all agree that Party A has the following creditor’s rights to Party B, Party C and Party D according to such result:

1. Loan

1.1 Principal: RMB55, 885, 080.65;

1.2 Fund occupation cost: RMB8, 833, 448.22 (from March 10, 2015 to December 10, 2015 at annual interest rate of 21%);

2. Equity transfer price

2.1 Principal: RMB82, 000,000;

2.2 Fund occupation cost: RMB 4, 373, 333.33(from September 21, 2014 to December 31, 2014);

2.3 Fund occupation cost: RMB16, 247, 903.23 (from January 1, 2015 to December 10, 2015 at annual interest rate of 21%);

3 Attorney fee: RMB 500, 000.

4 Arbitration fee: RMB 890.904.7

The Parties acknowledge the said debts are RMB168, 730, 670.13 in total.

Article 2

Party A agrees that all the debts determined in the result of the arbitration will be discharged by Party B. If Party B could discharge the debts prior to December 10, 2015, Party A agrees to reduces the debt by RMB13,845,589.48 (including attorney fee of RMB500,000, arbitration cost of RMB890.904.7 and fund occupation cost of RMB12,454.684.78), that is to say, the total amount payable by Party B is RMB154,885,080.65, and Party B shall remit all the amounts to the following account of Party A prior to December 10, 2015:

Opening bank: China Construction Bank Beijing Fuxing Branch;

Account name: Fortune (Beijing) Huiying Investment Consultation Co., Ltd.;

Account number: 11001046500053004058

Article 3

If Party B fully repaid the above debt within the agreed time limit, Party A shall, within 5 working days upon receipt of full repayment, coordinate with Party B in discharging all securities created for the said debt, and the result of the arbitration shall be deemed as have been enforced without objections by any party.

Article 4

In the event that Party B fails to fully repaid the said debts within the agreed time limit set forth herein, Party A’s undertaking of debt reduction will become invalid immediately, in which case Party A has the right to initiate award enforcement procedures and has the right of indemnity of all creditor’s rights, and Party B, Party C and Party D shall bear the relevant legal liabilities according to result of the arbitration.

Article 5

This agreement represents the consensus reached by the Parties in order to promote enforcement of the award, and shall not be deemed as replacement or alteration of the arbitration.

Article 6

This agreement is made in quadruplicate, with each Party holding one copy. This agreement shall come into force immediately after being signed or affixed with seals by each Party. Each of those copies shall have the same legal effect.

(Intentionally left blank below)

Party A (seal):

Authorized signatory:

Date: December 9, 2015

Party B (seal):

Authorized signatory:

Date: December 9, 2015

Party C (seal):

Authorized signatory:

Date: December 9, 2015

Party D (seal):

Authorized signatory:

Date: December 9, 2015